DATA SERVICE PROVIDER ADDENDUM TO

THE ADMINISTRATION AGREEMENT

This DATA SERVICE PROVIDER ADDENDUM (this “Addendum”) is entered into on May 13, 2022 (the “Effective Date”), by and among LKCM FUNDS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

WHEREAS, the Trust and USBGFS entered into an Administration Agreement dated as of November 17, 2009 (as amended, the “Agreement”); and

WHEREAS, the Trust and USBGFS desire to add additional terms and conditions to the Agreement in order to take into account present circumstances.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.	As of the Effective Date, the Data Service Provider Addendum attached hereto shall be incorporated into the Agreement as Exhibit C.

2.	All other terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

U.S. BANCORP FUND SERVICES, LLC
By:	/s/ Jason Hadler
Name:	Jason Hadler
Title:	SVP

LKCM FUNDS
By:	/s/ Richard Lenart
Name:
Title:	Sec. & Treasurer, LKCM Funds

Exhibit C

Data Service Provider Addendum

1)

USBGFS has entered into agreements with various data service providers (each, a “Data Provider”), including, without limitation, MSC! index data services (“MSC!”), Standard & Poor Financial Services LLC (“S&P”), Morningstar, Broadridge, FTSE, and ICE to provide data services that may include, without limitation, index returns and pricing information (collectively, the “Data”) to facilitate the services provided by USBGFS to each Fund. These Data Providers have required USBGFS to include certain provisions regarding the use of the Data in this Agreement attached hereto as Exhibit C. The Data is being licensed, not sold, to the Fund. The Trust acknowledges and agrees that certain Data Providers may also require the Trust or one or more Funds to enter into an agreement directly with the Data Provider for the use of that Data Provider’s Data. The provisions in Exhibit C shall not have any effect upon the standard of care and liability USBGFS has set forth in Section 6 of this Agreement.

2)	REQUIRED PROVISIONS OF DATA SERVICE PROVIDERS

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The Trust shall use the Data solely for internal purposes and will not redistribute the Data in any form or manner to any third party, except as may otherwise be expressly agreed to by the Data Provider.

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The Trust will not use or permit anyone else to use the Data in connection with creating, managing, advising, writing, trading, marketing or promoting any securities or financial instruments or products, including, but not limited to, funds, synthetic or derivative securities (e.g., options, warrants, swaps, and futures), whether listed on an exchange or traded over the counter or on a private-placement basis or otherwise or to create any indices (custom or otherwise).

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The Trust shall treat the Data as proprietary to the Data Provider. Further, the Trust shall acknowledge that the Data Provider is the sole and exclusive owners of the Data and all trade secrets, copyrights, trademarks and other intellectual property rights in or to the Data.

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The Trust will not (i) copy any component of the Data, (ii) alter, modify or adapt any component of the Data, including, but not limited to, translating, decompiling, disassembling, reverse engineering or creating derivative works, or (iii) make any component of the Data available to any other person or organization (including, without limitation, the Trust’s present and future parents, subsidiaries or affiliates) directly or indirectly, for any of the foregoing or for any other use, including, without limitation, by loan, rental, service bureau, external time sharing or similar arrangement.

•	The Trust shall reproduce on all permitted copies of the Data all copyright, proprietary rights and restrictive legends appearing on the Data.

•	The Trust shall assume the entire risk of using the Data and shall agree to hold the Data Providers harmless from any claims that may arise in connection with any use of the Data by the Trust.

•	The Trust acknowledges that the Data Providers may, in their sole and absolute discretion and at any time, terminate USBGFS’ right to receive and/or use the Data.

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The Trust acknowledges and agrees that the Data Providers are third party beneficiaries of the agreements between the Data Providers and USBGFS with respect to the provision of the Data, entitled to enforce all provisions of such agreement relating to the Data.

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THE DATA IS PROVIDED TO THE TRUST ON AN “AS IS” BASIS. USBGFS, ITS INFORMATION PROVIDERS, AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA MAKE NO REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DATA (OR THE RESULTS TO BE OBTAINED BY THE USE THEREOF). USBGFS, ITS INFORMATION PROVIDERS AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKJNG OR COMPILING OF THE DATA EXPRESSLY DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, COMPLETENESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FORA PARTICULAR PURPOSE.

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THE TRUST ASSUMES THE ENTIRE RISK OF ANY USE THE TRUST MAY MAKE OF THE DATA. IN NO EVENT SHALL USBGFS, ITS INFORMATION PROVIDERS OR ANY THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA, BE LIABLE TO THE TRUST, OR ANY OTHER THIRD PARTY, FOR ANY DIRECT OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE INABILITY OF THE TRUST TO USE THE DATA, REGARDLESS OF THE FORM OF ACTION, EVEN IF USBGFS, ANY OF ITS INFORMATION PROVIDERS, OR ANY OTHER THIRD PARTY INVOLVED INORRELATED TO THE MAKJNG OR COMPILING OF THE DATA HAS BEEN ADVISED OF OR OTHER WISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF SUCH DAMAGES.